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                                                                   EXHIBIT 10.26

                             EMPLOYMENT AGREEMENT
                             --------------------


     EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the 14th day of December 1998, between Prodigy Communications Corporation, a Delaware corporation (the "Company"), with its principal place of business at 44 South Broadway, White Plains, New York 10601, and David Trachtenberg, residing at 1827 19th St. NW, Washington, DC 20009 (the "Executive").

     WHEREAS, the Company desires to employ the Executive as President and Chief Operating Officer of the Company, and the Executive desires to be employed in that capacity;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.   Term of Employment.
     ------------------

     The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on December 14, 1998 (the "Commencement Date"), and ending on December 31, 2001 (the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

2.   Title; Capacity.
     ---------------

     The Executive shall serve as President and Chief Operating Officer of the Company. The Executive shall be based in White Plains, New York or such other place within the greater New York metropolitan area as the Board of Directors of the Company (the "Board") shall determine. The Executive shall report to and be subject to the supervision of, and shall have such authority as is delegated to Executive by the Company's Chief Executive Officer.

     The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position, and such other duties and responsibilities as the Chief Executive Officer shall from time to time assign to the Executive. The Executive shall devote Executive's entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Executive shall abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

3.   Compensation and Benefits.
     -------------------------

     3.1  Salary.  The Company shall pay the Executive, in accordance with its
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     normal payroll practices, an annual base salary of $224,000 commencing on the Commencement Date. Based on performance, such salary shall be subject to increase consistent with existing merit increase guidelines.

     3.2  Performance Bonuses.  Effective January 1, 1999, the Executive shall
          -------------------
     be eligible to participate in an annual bonus plan and receive up to 50% of his annual base salary as a performance bonus during each calendar year of the Employment Period. During each such year, 50% of such bonus shall be contingent upon the successful completion of personal goals as mutually agreed between the Executive and the Chief Executive Officer, and 50% of such bonus shall be contingent upon the successful completion of corporate goals as determined by the Company. Such performance bonus shall be determined and paid within 45 days after the end of each such calendar year during the Employment Period.

     3.3  Sign-On Bonus.  The Company shall pay the Executive a guaranteed
          -------------
     sign-on bonus of $74,000, less applicable withholdings, payable on the Commencement Date.

     3.4  Option Grant.
          ------------

          (a) The Company shall grant the Executive stock options to purchase 375,000 shares of common stock of the Company at an exercise price equal to $1.00 per share, and 125,000 shares of common stock of the Company at an exercise price equal to $2.15 per share. These options shall vest in three
     (3) equal annual installments (except as otherwise provided in Section 5.3), with the first vesting to occur on the first anniversary of the Commencement Date, and the second and third vestings to occur on the second and third anniversary dates, respectively. In the event of a change in control of the Company (as defined in Section 4.3) the vesting schedule for then unvested options will be accelerated so that a total of 50% of each option grant (or such lesser amount as may then be outstanding) will vest on the effective date of the change of control. Thereafter, the vesting schedule for the remaining outstanding options shall remain unchanged.

     (b) In addition to the option grant set forth in the preceeding section, the Company agrees to consider in good faith on an annual bases the grant of additional stock options to Executive.

          (c) The Executive, if requested by the Company and the managing underwriter of the initial public offering of the Company's securities (the "IPO"), shall not sell publicly or otherwise transfer or dispose of any securities of the Company held by the Executive for a specified period of time (not to exceed 270 days), following the effective date of the registration statement for the IPO; provided that all then executive
                                         -------------
     officers, directors and holders of 5% or more of the outstanding stock of the Company enter into similar agreements. The Executive acknowledges that no representations have been made to him concerning the size, occurrence, valuation or timing of any IPO.

     3.5  Fringe Benefits.  The Executive shall be entitled to participate in
          ---------------
     all fringe benefit programs that the Company establishes and makes available to its employees from time to time to the extent that Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Executive's vacation entitlement shall be four weeks per year.

     3.6  Reimbursement of Expenses.  The Company shall reimburse the
          -------------------------
     Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with the performance of his duties hereunder, upon presentation by the Executive of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that the nature and amount of
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     such expenses shall be subject to the Company's expense policies as in effect from time to time.
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     3.7  Commutation Expenses:  Executive shall use best reasonable efforts to
          ---------------------
     relocate to the greater New York metropolitan area within six months of the Commencement Date. For the first six months following the Commencement Date (the "Commutation Period") the Company shall reimburse the Executive for air or ground travel between Washington, D.C. and New York and related ground transportation costs, not to exceed one round trip per week. Executive agrees to use best efforts to minimize such commutation expenses
     through advance bookings.    Additionally, the Company will reimburse
     Executive for other, reasonable and appropriate business related expenses incurred during the Commutation Period, upon presentation by the Executive of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

     3.8  Relocation Expenses ; Housing Allowance.   During the Commutation
          ---------------------------------------
     Period, the Company shall reimburse Executive for his reasonable housing expenses in the greater New York metropolitan area. The parties contemplate that during the first few weeks of employment such expenses shall be comprised of hotel charges. At such time as Executive identifies a suitable furnished corporate apartment for lease, the Company shall make the lease payments directly to the landlord for the remainder of the Commutation Period.

          The Company shall reimburse Executive for reasonable expenses incurred by Executive in relocating to the greater New York metropolitan area. Following relocation, the Company shall pay to Executive a housing allowance of $3,500 per month. The housing allowance will be included in the Executive's biweekly paychecks and will be subject to applicable withholding.

     3.9  Reimbursement for Legal Expenses.  The Company will reimburse
          --------------------------------
     Executive for reasonable attorneys' fees incurred in connection with the review of this Employment Agreement.

     3.10  Car Allowance.  The Company shall reimburse Executive for those
           -------------
     amounts paid by Executive in connection with the cancellation of his current car leasing arrangement, such amount not to exceed $5,000. Additionally, the Company shall provide Executive with a car allowance of $2,166 per month. The car allowance will be included in the Executive's biweekly paychecks and will be subject to applicable withholding.

4.   Employment Termination
     ----------------------

     The employment of the Executive pursuant to this Agreement shall terminate upon the occurrence of any of the following:

     4.1 At the election of the Company, for Cause (as hereinafter defined) immediately upon written notice by the Company to the Executive. For purposes of this Agreement, "Cause" shall mean (a) a good faith finding by the Board, after notice to the Executive and an opportunity to be heard, of the failure of the Executive to perform his reasonably assigned duties, or the Executive's gross dishonesty, gross negligence or gross misconduct, or
     (b) the conviction of the Executive of, or the entry of a plea of guilty or nolo contendere by the Executive to, any felony;

     4.2 Thirty days after the death or Disability (as hereinafter defined) of the Executive.

     For purposes of this Agreement, "Disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform, with or without reasonable accommodation, the services contemplated under this Agreement. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company; provided that if the
                                                         -------- ----
     Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties; or

     4.3 At the election of the Executive, upon written notice of termination, for Good Reason (as hereinafter defined). For purposes of this Agreement, "Good Reason" shall mean (i) any significant diminution in the duties of the Executive under this Agreement or (ii) the Company's requirement that the Executive relocate beyond the greater New York metropolitan area, or
     (iii) if there is a change in control of the Company so that a single person or entity or an affiliated group of persons or entities has control of the Company (as control is understood under the Internal Revenue Code or securities laws of the US) as a result of which Executive's employment with the Company is involuntarily terminated.

     4.4 At the election of the Executive, upon not less than four (4) weeks' prior written notice of termination, or at the election of the Company, upon written notice of termination.

     4.5  Upon the expiration of the Employment Contract.

5.   Effect of Termination.
     ---------------------

     5.1  Termination for Cause or at Election of the Executive. In the event
          -----------------------------------------------------
     the Executive's employment is terminated for Cause pursuant to Section 4.1, or the Executive's employment is terminated at the election of the Executive pursuant to Section 4.4, the Company shall, through the last day of his actual employment by the Company, continue to pay to the Executive his base salary as in effect on the date of notice of termination and continue to provide to the Executive the fringe benefits available to him under Section 3.5 hereof, as of the last day of actual employment.

     5.2  Termination for Death or Disability.  If the Executive's employment is
          -----------------------------------
     terminated due to death or Disability pursuant to Section 4.2, the Company shall continue to pay to the estate of the Executive or to the Executive, as the case may be, for a period of 90 days after termination of employment due to death or Disability, the Executive's base salary as in effect on the date of termination.

     5.3  Termination by the Executive for Good Reason or at Election of the
          ------------------------------------------------------------------
     Company. If the Executive's employment is terminated by the Executive for
     -------
     Good Reason pursuant to Section 4.3 or at the election of the Company pursuant to Section 4.4, the Company shall, during the Severance Period (as hereinafter defined), continue to pay to the Executive his base salary as in effect on the date of notice of termination and continue to provide to the Executive the fringe benefits available to him as of the date of notice of termination under Section 3.5. In addition, the Company shall, for the first six months of the Severance Period, continue to pay the allowances specified in Sections 3.8 and 3.10. . Further, a pro rata share of the performance bonus referenced in Section 3.2 shall be paid to the Executive covering the period from the beginning of the calendar year up to the date of termination. For the purposes of this Section 5.3, the performance bonus referenced in Section 3.2 shall be calculated as 50% the Executive's annual base salary. For purposes of this Agreement, the "Severance Period" shall mean a period of six (6) months after such termination, increasing by one month for every six months (or part thereof) of Executive's employment with the Company, but in no event to exceed twelve months in the aggregate. Additionally, option vesting shall be accelerated so that as of the termination date, one-half of the then unvested options granted at each strike price shall be vested. No further options shall vest within the Severance Period. The Executive shall have one year after the termination date to exercise the vested options. If this paragraph conflicts with any applicable Stock Option Agreement, this paragraph shall control.

     5.4  Termination at Expiration of Contract.  If, prior to December 31,
          -------------------------------------
     2001, the Company has not offered to renew the Employment Contract on terms at least equal to those contained herein as modified during the Employment Period by mutual agreement of the parties and for a term of not less than one (1) year, the Company shall continue to pay the Executive his base salary in effect on the date of termination for a period of six (6) months after such termination and Executive shall remain eligible to receive a performance bonus, calculated in accordance with Section 3.2. In addition, during this six-month period, the Company shall also provide to the Executive the fringe benefits available to him under Section 3.5 as well as pay to the Executive, during the first three months of the six-month period, the allowances specified in Sections 3.8 and 3.10. If Executive is terminated under this Section 5.4, the "Severance Period" for the purposes of Section 6 will be six (6) months.

     5.5  Survival.  The provisions of Sections 3.3, 5.2, 5.3 and 5.4 shall
          --------
     survive the expiration or termination of this Agreement under the circumstances specified in those Sections for the periods specified in such Sections. Sections 6 and 7 shall survive the termination of this Agreement.

6.   Non-Compete.
     -----------

     (a) During the Executive's active employment and for the Severance Period, the Executive will not:

          (i) be a partner, stockholder (other than as the holder of not more than one percent (1%) of the total outstanding stock of), officer, employee, consultant, director, joint venturer, investor or lender of or to America Online, Inc., CompuServe Corporation, Microsoft Network, AT&T WorldNet, Netcom On-Line Communications Services, Inc., EarthLink Network, Inc., MindSpring Enterprises, Inc., or any corporation or other entity acquiring any of the foregoing; or involved in providing Internet Access ervices that compete directly with Prodigy; or

          (ii) directly or indirectly recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with the Company; or

          (iii) directly or indirectly solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company, including but not limited to those clients, customers or accounts which were contacted, solicited or served by the Executive while employed by the Company.

     (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purposes. The Executive agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

     (d) Unless the context otherwise requires, all references in this Section 6 and in Section 7 below to the "Company" shall include all current or future subsidiaries or affiliates of the Company.

7.   Proprietary Information and Developments.
     ----------------------------------------

     7.1  Proprietary Information.
          -----------------------

          (a) The Executive agrees that all information and know-how related to the activities of the Company, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. The Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary information has become public knowledge without fault by the Executive.

          (b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

          (c) The Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs
          (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company's business.

     7.2  Developments.
          ------------

          (a) The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, related to the activities of the Company, whether patentable or not, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

          (b) The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. The Executive also acknowledges that all work fixed in a tangible medium of expression shall be deemed a work made for hire under the US Copyright Act such that the work is owned by the Company at the moment of creation.

          (c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

     7.3  Other Agreements.  The Executive hereby represents that his
          ----------------
     performance of all the terms of this Agreement and as an employee of the Company does not and will not breach the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret, confidential or proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

8.   Notices.  All notices required or permitted under this Agreement shall be
     -------
in writing and shall be deemed effective upon personal delivery or upon sending, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

9.   Pronouns.  Whenever the context may require, any pronouns used in this
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Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10.  Entire Agreement.  This Agreement constitutes the entire agreement between
     ----------------
the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, except that the Agreement Regarding Confidential Information, the Prodigy Business Conduct Guidelines, and other documents executed on the commencement of employment, shall remain in full force and effect.

11.  Amendment.    This Agreement may be amended or modified only by a written
     ---------
instrument executed by both the Company and the Executive.

12.  Governing Law.  This Agreement shall be construed, interpreted and enforced
     -------------
in accordance with the laws of the State of New York in the United States, without reference to conflict of law principles.

13.  Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the
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obligations of the Executive are personal and shall not be assigned by him.

14.  Miscellaneous.
     -------------

     14.1 No delay or omission by either the Company or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either the Company or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                             PRODIGY COMMUNICATIONS CORPORATION


                                             By: /s/ Samer Salameh
                                                 ------------------------

                                             Title:____________________________


                                             EXECUTIVE


                                             /s/ David Trachtenberg
                                             ----------------------------------
                                                     David Trachtenberg